INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-81613 on Form S-4 of Riviera Black Hawk, Inc. of our report dated February 19, 1999, except for note 18, as to which the date is October 18, 1999 appearing in the Annual Report on Form 10-K, of Riviera Holdings Corporation and subsidiaries for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP


Las Vegas Nevada
December 7, 1999